Exhibit 23.1

PricewaterhouseCoopers

Consent of Independent Auditors

We hereby consent to the incorporation by reference in this Registration Statement of Rhodia on Form F-4, of our report dated February 25, 2004 appearing in Rhodia’s Annual Report on Form 20-F for the year ended December 31, 2003, filed on March 23, 2004. We also consent to the reference to us under the heading “Experts” and “Selected Financial Data” in such Registration Statement.

Paris, France
June 4, 2004

PricewaterhouseCoopers

/s/  PricewaterhouseCoopers